[RULE 485(B) REPRESENTATION]

                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]


April 20, 2000


VIA EDGAR


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Avenue, N.W.
Washington, D.C.  20549

Re:      The Needham Funds, Inc. - 1940 Act File No. 811-9114
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Gentlemen:

     We refer to Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 and Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 on Form N-1A (the "Amendment") of The Needham Funds, Inc. (the "Fund") filed pursuant to paragraph
(b) of Rule 485 promulgated under the Securities Act of 1933. We, as counsel to the Fund, have assisted in the preparation and review of the Amendment.

     In accordance with paragraph (b) of Rule 485, this will represent to you that we are of the view that the disclosure provisions reflected in the Amendment are not of the type which would render the Amendment ineligible to become effective pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933.

     We consent to the use of this representation as an accompaniment to the Amendment. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Amendment under the provisions of the Securities Act of 1933 or that any other person other than the Securities and Exchange Commission is entitled to rely on this representation for any purpose.

                                              Very truly yours,


                                              /s/ Fulbright & Jaworski L.L.P.
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